EXHIBIT 5.1

May 25, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:	CAPITAL TITLE GROUP, INC. – REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel to Capital Title Group, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale under the Securities Act of 1933, as amended (the “Act”), of 2,800,000 shares (the “Shares”) of its common stock, $.001 par value per share (“Common Stock”), and warrants to purchase 649,681 shares of Common Stock (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”), and certain matters relating thereto.

In that connection, we have examined such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, examination of the Registration Statement and the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon, subject to and limited by the forgoing, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable and (ii) the Warrant Shares, when issued upon the exercise of the underlying warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Act, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission.

We do not express an opinion on any matters other than those expressly set forth in this letter.

Very truly yours,

/s/ Squire, Sanders & Dempsey L.L.P.

SQURIE, SANDERS & DEMPSEY L.L.P.